                                                                 EXHIBIT 3.3


                                      BY-LAWS
                                         OF
                               INSILICON CORPORATION
                               A DELAWARE CORPORATION

                           As adopted on November 4, 1999

                                 TABLE OF CONTENTS

                                                                      PAGE


ARTICLE I      OFFICES . . . . . . . . . . . . . . . . . . . . . . . .1

     Section 1.     Registered Office. . . . . . . . . . . . . . . . .1

     Section 2.     General Office and Other Offices . . . . . . . . .1

ARTICLE II     STOCKHOLDERS' MEETINGS. . . . . . . . . . . . . . . . .1

     Section 3.     Annual Meeting . . . . . . . . . . . . . . . . . .1

     Section 4.     Special Meetings . . . . . . . . . . . . . . . . .1

     Section 5.     Place of Meetings. . . . . . . . . . . . . . . . .1

     Section 6.     Notice of Meetings . . . . . . . . . . . . . . . .1

     Section 7.     List of Stockholders . . . . . . . . . . . . . . .2

     Section 8.     Quorum . . . . . . . . . . . . . . . . . . . . . .2

     Section 9.     Voting and Required Vote . . . . . . . . . . . . .2

     Section 10.    Proxies. . . . . . . . . . . . . . . . . . . . . .3

     Section 11.    Stockholder Action by Written Consent. . . . . . .3

ARTICLE III    BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . .3

     Section 12.    General Powers, Number, Term of Office . . . . . .3

     Section 13.    Vacancies. . . . . . . . . . . . . . . . . . . . .3

     Section 14.    Chairman of the Board. . . . . . . . . . . . . . .3

     Section 15.    Regular Meetings . . . . . . . . . . . . . . . . .3

     Section 16.    Special Meetings . . . . . . . . . . . . . . . . .4

     Section 17.    Notices. . . . . . . . . . . . . . . . . . . . . .4

     Section 18.    Conference Telephone Meetings. . . . . . . . . . .4

     Section 19.    Quorum . . . . . . . . . . . . . . . . . . . . . .4

     Section 20.    Organization . . . . . . . . . . . . . . . . . . .4

     Section 21.    Resignations . . . . . . . . . . . . . . . . . . .4

     Section 22.    Removal. . . . . . . . . . . . . . . . . . . . . .5

     Section 23.    Action Without a Meeting . . . . . . . . . . . . .5

     Section 24.    Location of Books. . . . . . . . . . . . . . . . .5

     Section 25.    Dividends. . . . . . . . . . . . . . . . . . . . .5

     Section 26.    Compensation . . . . . . . . . . . . . . . . . . .5

     Section 27.    Additional Powers. . . . . . . . . . . . . . . . .5

ARTICLE IV     OFFICERS. . . . . . . . . . . . . . . . . . . . . . . .5

     Section 28.    Designation. . . . . . . . . . . . . . . . . . . .5

                                 TABLE OF CONTENTS
                                    (CONTINUED)


                                                                      PAGE

     Section 29.    Election and Term. . . . . . . . . . . . . . . . .6

     Section 30.    Removal. . . . . . . . . . . . . . . . . . . . . .6

     Section 31.    Resignations . . . . . . . . . . . . . . . . . . .6

     Section 32.    Vacancies. . . . . . . . . . . . . . . . . . . . .6

     Section 33.    President. . . . . . . . . . . . . . . . . . . . .6

     Section 34.    Vice Presidents. . . . . . . . . . . . . . . . . .6

     Section 35.    Secretary. . . . . . . . . . . . . . . . . . . . .6

     Section 36.    Assistant Secretaries. . . . . . . . . . . . . . .6

     Section 37.    Chief Financial Officer. . . . . . . . . . . . . .6

     Section 38.    Assistant Treasurers . . . . . . . . . . . . . . .7

     Section 39.    Controller . . . . . . . . . . . . . . . . . . . .7

     Section 40.    Assistant Controllers. . . . . . . . . . . . . . .7

ARTICLE V      CONTRACTS, INSTRUMENTS AND PROXIES. . . . . . . . . . .7

     Section 41.    Contracts and Other Instruments. . . . . . . . . .7

     Section 42.    Proxies. . . . . . . . . . . . . . . . . . . . . .7

ARTICLE VI     CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . .8

     Section 43.    Stock Certificates; Book-Entry Accounts. . . . . .8

     Section 44.    Record Ownership . . . . . . . . . . . . . . . . .8

     Section 45.    Record Dates . . . . . . . . . . . . . . . . . . .8

     Section 46.    Transfer of Stock. . . . . . . . . . . . . . . . .8

     Section 47.    Lost, Stolen or Destroyed Certificates . . . . . .8

ARTICLE VII    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .9

     Section 48.    Right of Indemnification Generally . . . . . . . .9

     Section 49.    Written Request; Determination of Entitlement. . .9

     Section 50.    Recovery of Unpaid Claim . . . . . . . . . . . . 10

     Section 51.    Exclusivity; Subsequent Modification . . . . . . 10

     Section 52.    Insurance. . . . . . . . . . . . . . . . . . . . 10

     Section 53.    Other Persons Granted Right of Indemnification . 11

     Section 54.    Illegality; Unenforceability . . . . . . . . . . 11

     Section 55.    Form and Delivery of Communications. . . . . . . 11

ARTICLE VIII   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . 11

     Section 56.    Corporate Seal . . . . . . . . . . . . . . . . . 11

                                 TABLE OF CONTENTS
                                    (CONTINUED)


     Section 57.    Fiscal Year. . . . . . . . . . . . . . . . . . . 11

     Section 58.    Waiver of Notice . . . . . . . . . . . . . . . . 11

ARTICLE IX     AMENDMENT TO BY-LAWS. . . . . . . . . . . . . . . . . 12

     Section 59.    Amendments . . . . . . . . . . . . . . . . . . . 12

                                      BY-LAWS
                                         OF
                               INSILICON CORPORATION
                               A DELAWARE CORPORATION

                           As adopted on November 4, 1999



                                     ARTICLE I

                                      OFFICES

       Section 1. REGISTERED OFFICE. The name of the registered agent of inSilicon Corporation (the "Corporation") is The Corporation Trust Company and the registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

       Section 2. GENERAL OFFICE AND OTHER OFFICES. The Corporation shall have its General Offices in the City of San Jose, State of California (the "General Offices"), and may also have offices at such other places in or outside the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time designate or the business of the Corporation may require.

                                     ARTICLE II

                               STOCKHOLDERS' MEETINGS

       Section 3. ANNUAL MEETING. An annual meeting of stockholders shall be held (unless a stockholder written consent described below in lieu of such meeting is obtained) on such day and at such time as may be designated by the Board of Directors for the purpose of electing directors and for the transaction of such other business as properly may come before such meeting.

       Section 4. SPECIAL MEETINGS. Special meetings of stockholders for any proper purpose or purposes may be called by any officer of the Corporation or by the holder of a majority of outstanding shares of the Common Stock for the purpose of transacting the business specified in the notice of such special meeting and for the transaction of such other business as properly may come before such special meeting.

       Section 5. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place as may be determined by resolution of the Board of Directors.

       Section 6. NOTICE OF MEETINGS. Except as otherwise required by applicable law, notice of each meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting, at least 10 days but not more than 60 days before the date of the meeting, by mailing such notice in the U.S. mail, postage prepaid, addressed to such stockholder at such stockholder's address as the same appears on the records of the Corporation. Such notice shall state the place, date and hour of the meeting, and in the case of a special meeting, shall also state the purpose or purposes thereof.

       Section 7.    LIST OF STOCKHOLDERS.

              (a) The Secretary of the Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

              (b) The stock ledger of the Corporation shall be the only evidence as to the identity of the stockholders entitled (i) to vote in person or by proxy at any meeting of stockholders, or (ii) to exercise the rights in accordance with applicable law to examine the stock ledger, the list required by this By-Law or the books and records of the Corporation.

       Section 8. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at all meetings of the stockholders, except as otherwise provided by applicable law, by the Certificate of Incorporation or by these By-Laws. The stockholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to render the remaining stockholders less than a quorum. Whether or not a quorum is present, either the Chairman of the meeting or a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

       Section 9. VOTING AND REQUIRED VOTE. Subject to the provisions of the Certificate of Incorporation, each stockholder shall, at every meeting of stockholders, be entitled to one vote for each share of Common Stock held by such stockholder. Subject to the provisions of the Certificate of Incorporation and applicable law, directors shall be chosen by the vote of a plurality of the shares present in person or represented by proxy at the meeting; and all other questions shall be determined by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting.

       Section 10. PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, provided the instrument authorizing such proxy to act shall have been executed in writing in the manner prescribed by applicable law. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

       Section 11. STOCKHOLDER ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by a written consent of the holders of a majority of the outstanding shares of the Common Stock entitled to vote thereon, in lieu of a meeting of such stockholders.

                                    ARTICLE III

                                 BOARD OF DIRECTORS

       Section 12. GENERAL POWERS, NUMBER, TERM OF OFFICE. The business of the Corporation shall be managed under the direction of its Board of Directors. The number of directors that shall constitute the initial Board of Directors shall be three. Thereafter, the number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors.

       Section 13. VACANCIES. Vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of (i) the holders of a majority of the outstanding shares of the Common Stock entitled to vote thereon,
(ii) a majority of the remaining directors, though less than a quorum of the Board of Directors or (iii) by a sole remaining director. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified.

       Section 14. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be chosen from among the directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, except as may be otherwise required under applicable law. The Chairman shall act in an advisory capacity with respect to matters of policy and other matters of importance pertaining to the affairs of the Corporation. The Chairman shall also perform such other duties as may be assigned to the Chairman by these By-Laws or the Board of Directors.

       Section 15. REGULAR MEETINGS. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required; provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly to each director, as provided in Section 17, who was not present at the meeting at which such action was taken.

       Section 16. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the President, or by the holders of a majority of the outstanding shares of Common Stock of the Corporation.

       Section 17. NOTICES. Notice of any special meeting of the Board of Directors shall be addressed to each director at such director's residence or business address and shall be sent to such director by mail, electronic mail, telecopier, telegram or telex or telephoned or delivered to such Director personally. If such notice is sent by mail, it shall be sent not later than three days before the day on which the meeting is to be held. If such notice is sent by electronic mail, telecopier, telegram or telex, it shall be sent not later than 12 hours before the time at which the meeting is to be held. If such notice is delivered personally, it shall be received not later than 12 hours before the time at which the meeting is to be held. If such notice is telephoned, it shall be to such telephone number or numbers of which the director from time to time shall advise the Secretary for receiving such notice. If given by telephone call, notice shall be deemed given to a director when a message stating the time, place and purpose of the meeting is left with a person answering the telephone at any such number with a request that the director be so informed, or if no such telephone number is answered, then when at least two attempts have been made to reach each telephone number designated by the director for receiving telephonic notice, with an interval of not less than one hour. A certification shall be prepared and filed with the minutes stating the date, time and results of telephonic notice given to any director not present at a meeting with respect to which his waiver of notice of meeting is not filed with the minutes. In all cases, such notice shall state the time, place and purpose or purposes of the meeting.

       Section 18. CONFERENCE TELEPHONE MEETINGS. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

       Section 19. QUORUM. One-half of the total number of directors constituting the whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such required number of directors for a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

       Section 20. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board or, in the Chairman's absence, the President, if a member of the Board of Directors, or, in the absence of each of them, a chairman chosen by a majority of the directors present, shall act as chairman of the meeting, and the Secretary or, in the Secretary's absence, an Assistant Secretary or any individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

       Section 21. RESIGNATIONS. Any director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon receipt thereof or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 22. REMOVAL. Any director may be removed from office at any time or from time to time for or without cause by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. For purposes of these By-Laws, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

       Section 23. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

       Section 24. LOCATION OF BOOKS. Except as otherwise provided by resolution of the Board of Directors and subject to applicable law, the books of the Corporation may be kept at the General Offices and at such other places as may be necessary or convenient for the business of the Corporation.

       Section 25. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and applicable law, dividends upon the capital stock of the Corporation may be declared by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

       Section 26. COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The Board of Directors may also allow compensation for members of special or standing committees for service on such committees.

       Section 27. ADDITIONAL POWERS. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                                     ARTICLE IV

                                      OFFICERS

       Section 28. DESIGNATION. The officers of the Corporation shall be the President and a Secretary. The Board of Directors may also elect a Chief Financial Officer, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, a Controller, one or more Assistant

Controllers and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

       Section 29. ELECTION AND TERM. The Board of Directors shall from time to time elect the officers of the Corporation, and each such officer shall hold office until the officer's successor is elected and qualified or until the officer's earlier death, resignation or removal.

       Section 30. REMOVAL. Any officer shall be subject to removal or suspension at any time, for or without cause, by the Board of Directors.

       Section 31. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or to the Secretary. Such resignation shall take effect upon receipt thereof or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 32. VACANCIES. A vacancy in any office because of death, resignation, removal or any other cause may be filled by the Board of Directors.

       Section 33. PRESIDENT. Subject to such supervisory powers, if any, as may be given to the Board of Directors to the Chairman of the Board, the President shall be the chief executive officer of the Corporation and shall have the general and active management and supervision of the business of the Corporation. The President, if a member of the Board of Directors, shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall also perform such other duties as may be assigned to the President by these By-Laws or the Board of Directors. The President shall designate who shall perform the duties of the chief executive officer in the President's absence.

       Section 34. VICE PRESIDENTS. Each Vice President shall perform the duties and functions and exercise the powers assigned to such Vice President by the Board of Directors or the President.

       Section 35. SECRETARY. The Secretary shall attend the meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Corporation. The Secretary shall also perform all duties incident to the office of Secretary and such other duties as may be assigned to the Secretary by these By-Laws, the Board of Directors, the Chairman of the Board or the President.

       Section 36. ASSISTANT SECRETARIES. The Assistant Secretaries shall, during the absence of the Secretary, perform the duties and functions and exercise the powers of the Secretary. Each Assistant Secretary shall perform such other duties as may be assigned to such Assistant Secretary by the Board of Directors, the Chairman of the Board, the President or the Secretary.

       Section 37. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the Treasurer and shall have the custody of the funds and securities of the Corporation and shall deposit them in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such depositories; disburse funds of the Corporation; and invest funds of the Corporation when authorized by the Board of Directors or a committee thereof. If no Controller is appointed, the Chief Financial Officer shall also perform the duties of the Controller specified below. The Chief Financial Officer shall render to the Board of Directors or the President, whenever requested, an account of all transactions as Chief Financial Officer (and Controller as applicable) and shall also perform all duties incident to the office of Chief Financial Officer (and Controller as applicable) and such other duties as may be assigned to the Chief Financial Officer by these By-Laws, the Board of Directors or the President.

       Section 38. ASSISTANT TREASURERS. The Assistant Treasurers shall, during the absence of the Chief Financial Officer, perform the duties and functions and exercise the powers of the Chief Financial Officer. Each Assistant Treasurer shall perform such other duties as may be assigned to such Assistant Treasurer by the Board of Directors, the President or the Chief Financial Officer.

       Section 39. CONTROLLER. The Controller shall serve as the principal accounting officer of the Corporation and shall keep full and accurate account of receipts and disbursements in books of the Corporation and render to the Board of Directors, the President or the Chief Financial Officer, whenever requested, an account of all transactions as Controller and of the financial condition of the Corporation. The Controller shall also perform all duties incident to the office of Controller and such other duties as may be assigned to the Controller by these By-Laws, the Board of Directors, the President, or the Chief Financial Officer.

       Section 40. ASSISTANT CONTROLLERS. The Assistant Controllers shall, during the absence of the Controller, perform the duties and functions and exercise the powers of the Controller. Each Assistant Controller shall perform such other duties as may be assigned to such Assistant Controller by the Board of Directors, the President, the Chief Financial Officer or the Controller.

                                     ARTICLE V

                         CONTRACTS, INSTRUMENTS AND PROXIES

       Section 41. CONTRACTS AND OTHER INSTRUMENTS. Except as otherwise required by applicable law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be signed by such person or persons as from time to time may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such signers; and the Board of Directors or such officer or officers may determine that the signature of any such authorized signer may be facsimile. Such authority may be general or confined to specific instances as the Board of Directors or such officer or officers may determine.

       Section 42. PROXIES. Except as otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer and any Assistant Treasurer, the Controller and any Assistant Controller, the Secretary and any Assistant Secretary of the Corporation, shall each have full power and authority, on behalf of the Corporation, to exercise any and all rights of the Corporation with respect to any meeting of stockholders of any corporation in which the Corporation holds stock, including the execution and delivery of proxies therefor, and to consent in writing to action by such corporation without a meeting.

                                     ARTICLE VI

                                   CAPITAL STOCK

       Section 43. STOCK CERTIFICATES; BOOK-ENTRY ACCOUNTS. The interest of each stockholder of the Corporation shall be evidenced by (1) certificates signed by, or in the name of the Corporation by, the Chairman of the Board, the President, or any Vice President, and by the Secretary or any Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation, or (2) registration in book-entry accounts without certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. Any of or all the signatures on a stock certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

       Section 44. RECORD OWNERSHIP. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as otherwise provided by applicable law.

       Section 45. RECORD DATES. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

       Section 46. TRANSFER OF STOCK. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, or by appropriate book-entry procedures.

       Section 47. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may authorize a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen


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or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

                                    ARTICLE VII

                                  INDEMNIFICATION

       Section 48.   RIGHT OF INDEMNIFICATION GENERALLY.

              (a) DIRECTORS AND OFFICERS. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a legal representative, director, officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; PROVIDED, HOWEVER, that except as provided in Section 50 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

              (b)    ADVANCE OF EXPENSES. Each person referred to in paragraph
(a) of this By-Law shall be paid by the Corporation the expenses incurred in connection with any proceeding described in paragraph (a) of this By-Law in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article VII or otherwise.

              (c) CONTRACT RIGHT. The right to indemnification conferred in this Article VII and the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition conferred in this Article VII each shall be a contract right.

       Section 49. WRITTEN REQUEST; DETERMINATION OF ENTITLEMENT. To obtain indemnification under this Article VII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of


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


conduct set forth in the General Corporation Law of the State of Delaware shall be made at the option of the person seeking indemnification, by the directors as set forth in the General Corporation Law of the State of Delaware or by independent legal counsel selected by such person with the consent of the Corporation (which consent shall not unreasonably be withheld).

       Section 50. RECOVERY OF UNPAID CLAIM. If a claim under Section 48 above is not paid in full by the Corporation within 60 days after a written claim pursuant to Section 49 above has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than actions brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       Section 51. EXCLUSIVITY; SUBSEQUENT MODIFICATION. The right to indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or directors or otherwise. No repeal or modification of this Article VII shall in any way diminish or adversely affect the rights hereunder of any director, officer or employee or of any agent who has been expressly granted indemnification by the Corporation pursuant to Section 53 below in respect of any occurrence or matter arising prior to any such repeal or modification.

       Section 52. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any legal representative, director, officer, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such legal representative, director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in Section 53 below shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such legal representative, director, officer, employee or agent.


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


       Section 53. OTHER PERSONS GRANTED RIGHT OF INDEMNIFICATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

       Section 54. ILLEGALITY; UNENFORCEABILITY. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any Section or subsection of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any Section or subsection of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

       Section 55. FORM AND DELIVERY OF COMMUNICATIONS. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation.

                                    ARTICLE VIII

                                   MISCELLANEOUS

       Section 56. CORPORATE SEAL. The seal of the Corporation shall be circular in form, containing the words "inSilicon Corporation" and the word
"Delaware" on the circumference surrounding the word "Seal."   Said seal may be
used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

       Section 57. FISCAL YEAR. The fiscal year of the Corporation shall end on September 30 of each year.

       Section 58. WAIVER OF NOTICE. Whenever notice is required to be given pursuant to applicable law, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when the stockholder or director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or by these By-Laws.


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


                                     ARTICLE IX

                                AMENDMENT TO BY-LAWS

       Section 59. AMENDMENTS. These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any meeting (or by written consent) of the Board of Directors or of the stockholders.


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